UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

October 21, 2004
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Purchase Agreement
Opinion/Consent of Gibson, Dunn & Crutcher LLP
Opinion/Consent of Hunton & Williams LLP
Revolving Credit Agreement

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

     On October 21, 2004, Atmos Energy Corporation (the “Company”) entered into a purchase agreement (the “purchase agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively the “underwriters”), whereby the Company agreed to sell and the underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the purchase agreement, 14,000,000 shares of the Company’s common stock, plus up to an additional 2,100,000 shares of the Company’s common stock issuable upon the exercise of an option granted by the Company to the underwriters to cover overallotments. The purchase agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

     A copy of the purchase agreement is attached hereto as Exhibit 1.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the purchase agreement.

Revolving Credit Agreement

     On October 22, 2004, the Company entered into a Revolving Credit Agreement (the “credit facility”), with Bank One, NA, as Administrative Agent, SunTrust Bank, as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents and a syndicate of 16 lenders identified therein. The credit facility replaced the Company’s $350 million working capital facility entered into on July 23, 2004 and amended on September 22, 2004. The credit facility will be used to provide, or backstop the issuance of commercial paper to provide up to $600 million of working capital to the Company.

     Borrowings under the credit facility will bear interest at a rate dependent on the Company’s credit ratings at the time of such borrowing and based, at the Company’s election, on LIBOR or a base rate. Borrowings based on LIBOR would bear interest at a rate ranging from LIBOR plus 0.4% to 1.25%. Based upon the Company’s current credit ratings, LIBOR-based borrowings would bear interest at LIBOR plus 0.75%. In addition, the Company must pay commitment and utilization fees quarterly at rates dependent on the Company’s credit ratings. Based upon the Company’s current credit ratings, the commitment fee would be 0.125% and the utilization fee, payable only when utilization exceeds 50% of the aggregate commitment, would be 0.125%.

     The credit facility will expire on October 20, 2005, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the

Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.0; provided that the amount of debt for the purpose of the determination of such ratio as of December 31, 2004 shall exclude then outstanding borrowings made in the fiscal quarter ending on such date (seasonal borrowings) equal to the lesser of (i) $200,000,000 or (ii) the aggregate amount of the seasonal borrowings.

     In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, Bank One, NA may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

     With respect to the other parties to the credit facility, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information described in Item 1.01 above under the heading “Revolving Credit Agreement” is hereby incorporated herein by reference.

Item 8.01. Other Events.

     On October 22, 2004, the Company completed the sale of a total principal amount of $1.4 billion of its senior unsecured notes in four series to the underwriters who were parties to its debt purchase agreement dated October 18, 2004, resulting in net proceeds of approximately $1.39 billion after deducting the underwriting discount and estimated offering expenses. The Company used the net proceeds to repay a portion of the approximately $1.7 billion in commercial paper issued on October 1, 2004 in connection with its acquisition of the natural gas distribution and pipeline operations of TXU Gas Company, which closed October 1, 2004.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

1.1	Purchase Agreement dated October 21, 2004 among Atmos Energy Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas

5.2	Opinion of Hunton & Williams LLP, Richmond, Virginia

10.1	Revolving Credit Agreement, dated as of October 22, 2004, among Atmos Energy Corporation, Bank One, NA, as Administrative Agent, SunTrust Bank, as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents, and the Lenders identified therein

23.1	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP, Richmond, Virginia (included in Exhibit 5.2)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)
DATE: October 27, 2004	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Purchase Agreement dated October 21, 2004 among Atmos Energy Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas

5.2	Opinion of Hunton & Williams LLP, Richmond, Virginia

10.1	Revolving Credit Agreement, dated as of October 22, 2004, among Atmos Energy Corporation, Bank One, NA, as Administrative Agent, SunTrust Bank, as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents, and the Lenders identified therein

23.1	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP, Richmond, Virginia included in Exhibit 5.2)